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



Greg Evans' Employee Email

September 14, 2004

Dear Colleagues:

Since our earlier announcement about creating two divisions of the company, you have undoubtedly been wondering about what the future will hold. Although I cannot provide you with as many specifics as you might like, I can at least fill you in on the items that have been discussed and approved by our Board of Directors at our meeting in New York earlier today.

|X|  Announcement of Restructuring/Preparation for Divesting Luxury Assets

Robert Mondavi Corporation is undergoing a significant evolution designed to better serve the changing needs of our market and the demands of our consumers. Today, we emerge from our Board of Directors meeting with a new strategy that will be announced to the public tomorrow.

While it would be my preference to discuss these changes with you personally, unfortunately, I am not able to do so, because we are on the East Coast for the Board meeting. Due to regulations that govern publicly traded companies, we have a limited window of time to get this information to you before it is reported in the press, and we felt it was important that you hear from us first - even if through email.

Unveiling the New Strategy

Robert Mondavi Corporation will announce that we will focus our efforts entirely on our lifestyle wine brands. We understand that this is a significant change. However, it is important to recognize that our current lifestyle portfolio accounts for more than 80% of our revenues and profitability. The reality is that we have been a lifestyle company for a long time.

We first launched lifestyle wines in order to reach the broader population with the pleasures of wine, and that quest continues. In fact, it will continue with acute focus and an ability to bring a host of quality wines at accessible prices to consumers.

With our world-class team, we believe that we have the ability to become the leading premium lifestyle wine company in the world. We have a keen understanding of consumer insights that has helped us to develop powerful brands like Woodbridge, which is the #1 wine brand in the world, in its segment. We have seen impressive growth with Robert Mondavi Private Selection, when other wines in its segment are in decline. And we have had proven success in launching new wines like Papio.


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Our lifestyle business is incredibly successful, yet can improve on maximizing its potential. The lifestyle category is where we believe a successful future lies for our company.

Moving forward, Robert Mondavi Corporation will be anchored by Woodbridge and Robert Mondavi Private Selection. We will serve the broad popular market with our existing high quality value wines as well as exciting new products.

As a result of this direction, we will pursue the divestiture of our luxury assets and Joint Venture interests. These include:

     Robert Mondavi Winery and its vineyards
     Opus One
     Luce della Vite
     Lucente
     Ornellaia
     Sena
     Arboleda
     The Byron Winery and its vineyards
     The Arrowood Winery and its vineyards
     Grand Archer

We anticipate that it will take time to divest these assets, and we will need to continue to sell these wines in the interim.

In particular, we are taking steps for Robert Mondavi Winery to ensure that it endures as one of the world's greatest wine estates. We will reconfigure Robert Mondavi Winery to maximize its value. To that point, we plan to bring a Managing Director for Robert Mondavi Winery on board.


Announcement of Key Leadership Positions

We have agreed to the following leadership team and position announcements to lead our organization forward.
     o    I remain our Chief Executive Officer. Reporting to me will be:
     o    Dennis Joyce, as announced, will serve as Chief Operating Officer
     o    Hank Salvo, Executive Vice President and Chief Financial Officer
     o    Greg Brady, Senior Vice President New Business Development
     o    Valerie Deitrick, Senior Vice President of Human Resources.

Continuing Senior Vice Presidents:
     o    Mike Beyer, Senior Vice President of Legal reporting to Hank Salvo.
     o Steven Soderberg, Senior Vice President of Information Technology and Logistics reporting to Hank Salvo.
     o Eric Morham, Senior Vice President of Global Sales reporting to Dennis Joyce.


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

     o Pete Mattei, Senior Vice President of Production and Vineyards reporting to Dennis Joyce.

     Promotions:

     o Rodney Williams is being promoted to the position of Senior Vice President of Global Marketing, from his current position as Vice President, Marketing, Woodbridge and New Brands. He will report to Dennis Joyce.

     New Positions:

     o A new position for Senior Vice President of Supply Chain Management has been created and will report to Dennis Joyce; we are actively seeking to fill it.

     o A new position for Managing Director of Robert Mondavi Winery; we are actively seeking to fill it.

R. Michael Mondavi's Role Changes

We also need to tell you that, Michael Mondavi has decided to limit his role with the company to serving as a member of the Company's Board of Directors. As a founder of the Robert Mondavi Winery, Michael Mondavi has helped shape our Company from its inception. The entire management team - past and present - are very grateful for all of his contributions and wish him the best.

Impact to Employees

Frankly, the most difficult decision we had to make as leaders and members of the Board of Directors concerns the impact to our employee population. However, as we sell certain parts of the business, we have identified that our new business model does not need the same number of employees. While some of these changes are a result of selling certain facilities, others are a result of reconfiguring the organization given our new lifestyle focus.

This announcement is painful, because it means that we will be saying goodbye to friends and colleagues who have contributed to our success in the past. We want to acknowledge our appreciation for those contributions.

Culturally and professionally, it will be challenging to go through this change. While some of these challenges will be new and exciting as we share our plans on how we'll build the business together for the future; others will be more difficult as we transition out of the luxury wine business. We recognize this is a highly stressful time for the organization, and ask everyone to be respectful and supportive of your colleagues.

I hope that we can work together as productively as possible to focus on growing our new organization towards a successful future.


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

We know people will be have many questions. That is why we plan to have local department meetings at every location and in every functional area to talk about how this announcement will affect each part of our business.

These meetings will take place beginning on Wednesday, September 15, through Friday, September 17. Local managers will be scheduling department meetings and sharing what information they have with you at that time.

We will be providing you with regular updates on Connect in order to keep you informed and answer your on-going questions. In the meantime, your immediate manager and leaders within your functional areas are prepared to respond to your questions.

Sincerely,


Greg Evans

Important Information For Investors and Shareholders
----------------------------------------------------

     In connection with the proposed recapitalization plan, The Robert Mondavi Corporation will file a combined proxy statement/prospectus and other relevant documents with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE RECAPITALIZATION PLAN AND RELATED MATTERS. INVESTORS AND SHAREHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT/PROSPECTUS AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THE COMPANY BY DIRECTING A REQUEST TO THE OMPANY'S INVESTOR RELATIONS DEPARTMENT AT 841 LATOUR COURT, NAPA, CA 94558; TELEPHONE
(707) 251-4850; E-MAIL MOND@ROBERTMONDAVI.COM.

     The Company and its directors, executive officers, certain members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company's shareholders in connection with the proposed recapitalization plan is set forth in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2003 filed with the SEC on September 26, 2003 and proxy statement for its 2003 annual meeting of shareholders filed with the SEC on October 28, 2003. Additional information regarding such persons and a description of their direct and indirect interests in the recapitalization plan will be set forth in the proxy statement/prospectus when it is filed with the SEC.

Forward-looking Statements
--------------------------

     This announcement and other information provided from time to time by the company contain historical information as well as forward-looking statements about the company, the premium wine industry and general business and economic conditions. Such forward-looking statements include, for example, projections or predictions about the company's future growth, consumer demand for its wines, including new brands and brand extensions, margin trends, anticipated future investment in vineyards and other capital projects, the premium wine grape market and the premium wine industry in


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

     general. Actual results may differ materially from the company's present expectations. Among other things, a soft economy, a downturn in the travel and entertainment sector, risk associated with continued conflict in the Middle East, reduced consumer spending, or changes in consumer preferences could reduce demand for the company's wines. Similarly, increased competition or changes in tourism to the company's California properties could affect the company's volume and revenue growth outlook. The supply and price of grapes, the company's most important raw material, is beyond the company's control. A shortage of grapes might constrict the supply of wine available for sale and cause higher grape costs, putting more pressure on gross profit margins. A surplus of grapes might allow for greater sales and lower grape costs, but it might also result in more competition and pressure on selling prices or marketing spending. Interest rates and other business and economic conditions could increase significantly the cost and risks of projected capital spending. The separation of the company into two operating units may impair management's ability to focus on other needed areas of business execution. There are also significant risks associated with separating the company's sizeable sales force into two operating units. Some of the company's strategic alternatives would involve lay offs and significant restructuring changes which could materially impair future earnings. For additional cautionary statements identifying important factors that could cause actual results to differ materially from such forward-looking information, please refer to Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004, on file with the Securities and Exchange Commission. For these and other reasons, no forward-looking statement by the company can or should be taken as a guarantee of what will happen in the future.

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